Exhibit 2.3

FLORIDA DEPARTMENT OF STATE

DIVISION OF CORPORATIONS

Attached is a form to convert a “Florida Limited Liability Company” into an “Other Business Entity” pursuant to section 605.1045, Florida Statutes. This form is basic and may not meet all conversion needs. The advice of an attorney is recommended.

Pursuant to s. 605.0102(23) a, F.S., entity means: a business corporation, a nonprofit corporation, a general partnership, including a limited liability partnership, including a limited partnership, including a limited liability limited partnership; a limited liability company; a real estate investment trust; or any other domestic or foreign entity that is organized under an organic law.

Filing Fee:	$25.00

Certified Copy (optional):	$30.00

Certificate of Status (optional):	$ 5.00

Send one check in the total amount payable to the Florida Department of State.

Please include a cover letter containing your telephone number, return address and certification requirements, or complete the attached cover letter.

Mailing Address	Street Address
Registration Section	Registration Section
Division of Corporations	Division of Corporations
P. O. Box 6327	Clifton Building
Tallahassee, FL 32314	2661 Executive Center Circle Tallahassee, FL 32301

For further information, you may contact the Registration Section at (850) 245-6051.

Important Notice: As a condition of conversion, pursuant to s.605.0212(10), F.S., each party to the conversion must be active and current through December 31 of the calendar year this document is being submitted to the Department of State for filing.

COVER LETTER

TO:	Registration Section
Division of Corporations

SUBJECT:	Motorsport Gaming US LLC
Name of Florida Limited Liability Company

The enclosed Articles of Conversion and fee(s) are submitted to convert a Florida Limited Liability Company” into an “Other Business Entity” in accordance with s.605.1045, F.S.

Please return all correspondence concerning this matter to:

Mike Zoi
Contact Person
Motorsport Network, LLC
Firm/Company
5972 NE 4th Avenue
Address
Miami, Florida 33137
City, State and Zip Code
amanda@motorsport.com
E-mail address: (to be used for future annual report notification)

For further information concerning this matter, please call:

Amanda LeCheminant	at (305) 507-8799
Name of Contact Person	Area Code and Daytime Telephone Number

Enclosed is a check for the following amount:

[X] $25.00 Filing Fee	[ ] $30.00 Filing Fee	[ ] $55.00 Filing Fee	[ ] $60.00 Filing Fee,
	and Certificate of Status	and Certified Copy	Certified Copy, and Certificate of Status

STREET ADDRESS:	MAILING ADDRESS:
Registration Section	Registration Section
Division of Corporations	Division of Corporations
Clifton Building	P. O. Box 6327
2661 Executive Center Circle	Tallahassee, FL 32314
Tallahassee, FL 32301

Articles of Conversion

For

Florida Limited Liability Company

Into

“Converted or Other Business Entity”

The Articles of Conversion is submitted to convert the following Florida Limited Liability Company into an “Other Business Entity” in accordance with s. 605.1045, Florida Statutes.

1. The name of the Florida Limited Liability Company converting into the “Other Business Entity” is:

Motorsport Gaming US LLC.

Enter Name of Florida Limited Liability Company

2. The name of the “Converted or Other Business Entity” is:

Motorsport Games Inc..

Enter Name of “Converted or Other Business Entity”

3. The “Converted or Other Business Entity” is a Corporation

(Enter entity type. Example: corporation, limited partnership, sole proprietorship, general partnership, common law or business trust, etc.)

organized, formed or incorporated under the laws of Delaware.

(Enter state, or if a non-U.S. entity, the name of the country)

The formation document is attached (if applicable).

4. The plan of conversion was approved by the converting Florida Limited Liability Company in accordance with Chapter 605, F.S.

5. This conversion shall be effective in Florida on: 01/08/2021.

(The effective date: 1) cannot be prior to nor more than 90 days after the date this document is filed by the Florida Department of State; AND 2) must be the same as the effective date of the conversion under the laws governing the “Other Business Entity.”)

Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document’s effective date on the Department of State’s records.

6. If the “Converted or Other Business Entity” is an out-of-state entity not registered to transact business in Florida, the “Converted or Other Business Entity”:

a.) Lists the following street and mailing address of an office the Florida Department of State may send and process served on the department pursuant to 605.0117 and Chapter 48.

Street Address:	5972 NE 4th Avenue
Miami, Florida 33137
Mailing Address:	5972 NE 4th Avenue
Miami, Florida 33137

7. The “Converted or Other Business Entity” has agreed to pay any members having appraisal rights the amount to which such members are entitled under ss. 605.1006 and 605.1061-605.1072, F.S.

Signed this 8th day of January , 20 2021

Signature:	/s/ Mike Zoi
Must be signed by a Member or Authorized Representative

Printed Name:	Mike Zoi	Title:	Authorized Representative

Fees:	Filing Fee:	$25.00
	Certified Copy:	$30.00 (Optional)
	Certificate of Status:	$5.00 (Optional)

Page 2 of 2